For additional information: Mark W. Funke President & CEO Joe T. Shockley, Jr. EVP & CFO (405) 372-2230

For Immediate Release

Southwest Bancorp, Inc. Reports Results for First Quarter 2016

and Announces Quarterly Dividend

April 20, 2016, Stillwater, Oklahoma . . . . Southwest Bancorp, Inc. (NASDAQ Global Select Market - OKSB), (“Southwest”), today reported net income for the first quarter of 2016 of  $1.9 million, or $0.10 per diluted share, compared to $4.5 million, or $0.24 per diluted share, for the first quarter of 2015.  The decrease in first quarter net income was due to a $4.4 million loan loss provision primarily driven by the impact of low energy prices combined with deterioration in a few general business credits.

Southwest announced that its board of directors has approved a quarterly cash dividend of $0.08 per share payable May 13, 2016 to shareholders of record as of April 29, 2016.

Mark Funke, President and CEO, stated, “We continued to have strong loan production during the first quarter, but the net growth was reduced by expected payoffs on real estate loans.  As energy prices remain low, we identified certain energy related exposure along with deterioration in a few general business credits that caused us to increase our loan loss reserve.  Here are several highlights to take from this quarter.

•

Total loans grew to $1.78 billion, a slight increase over year-end 2015 and a 24% increase compared to the first quarter of 2015.  We  funded $108.8 million in new loans  during the first quarter of 2016 making this quarter our ninth consecutive quarter of loan growth.

•	The quarterly net interest margin improved to 3.54% at March 31, 2016 compared to 3.48% at December 31, 2015.
•

Pre-tax, pre-provision income was $7.3 million for the first quarter, an increase of 10% from $6.6 million in the fourth quarter of 2015 and an increase of 35% from $5.4 million in the first quarter of 2015.

•

On February 23, 2016 our board of directors authorized a third consecutive share repurchase program of up to another 5.0%, or approximately 967,000 shares, which became effective during the first quarter upon the completion of the repurchase of all of the shares under the prior program.  During the first quarter of 2016, Southwest purchased 803,546 shares for a total of $12.7 million, and since August 2014, Southwest has repurchased 1,925,104 shares for a total of $31.4 million.

“Although the quarter was less than we expected, we will continue to focus our company on producing consistent, conservative, and sustainable earnings through the expansion of our revenue base while prudently managing risk and expenses.”

Financial Overview

Condition:    As of March  31, 2016, total assets were $2.4 billion, an increase of $3.8 million, when compared to December  31, 2015. As of March  31, 2016, total loans were $1.8 billion, an increase of $2.5 million from the prior quarter end. As of March 31, 2016,  investment securities were $423.0 million, an increase of $10.9 million from the prior quarter end. Cash and cash equivalents at March  31, 2016  were $67.4 million,  down $10.8 million from December 31, 2015.

At March  31, 2016, the allowance for loan losses was $27.2 million, an increase of  $1.1 million when compared to December  31, 2015 and a decrease of  $0.1 million when compared to March  31, 2015.  The allowance for loan losses to portfolio loans was 1.53%  as of March 31, 2016, up from 1.47% as of December  31,  2015,  and down from 1.91% as of March  31, 2015.  The allowance for loan losses to nonperforming loans was 122.012%  as of March 31, 2016, compared to 128.23% as of December  31, 2015 and 297.78% as of March  31, 2015.    The total allowance for loan losses combined with the purchase discount on acquired loans represents 1.96% of gross loans as of March 31, 2016, compared to 1.94% as of December 31, 2015.

Nonperforming loans were  $22.3  million at March 31, 2016,  an increase of $2.0 million from December  31, 2015, and an increase of $13.1 million from March  31, 2015.  Other real estate at March  31, 2016 was $2.3 million, which is flat from December 31, 2015,  and March  31, 2015.  Nonperforming assets were $24.5 million, or 1.38% of portfolio loans and other real estate, as of March  31, 2016, compared to $22.6 million, or 1.28% of portfolio loans and other real estate, as of December  31, 2015, and $11.4 million, or 0.80% of portfolio loans and other real estate, as of March  31, 2015.

As of March  31, 2016, total deposits were $1.9 billion, an increase of $11.1  million,  when compared to December  31, 2015. Total core funding, which includes all non-brokered deposits and sweep repurchase agreements, comprised 87% and 88% of total funding as of March  31, 2016 and December 31, 2015, respectively.  Wholesale funding, including Federal Home Loan Bank borrowings, federal funds purchased, and brokered deposits, accounted for 13%  and 12%  of total funding at March  31, 2016 and December  31, 2015, respectively.  See Table 6  for details on core funding and non-brokered deposits, which are non-GAAP financial measures.

The capital ratios of Southwest and Bank SNB as of March  31, 2016 exceeded the criteria for regulatory classification as “well-capitalized”.  Southwest’s total regulatory capital was $343.3 million, for a total risk-based capital ratio of 15.39%, Common Equity Tier 1 capital was $270.6 million, for a Common Equity Tier 1 ratio of 12.13%, and Tier 1 capital was $315.3 million, for a Tier 1 risk-based capital ratio of 14.14%.  Bank SNB had total regulatory capital of  $321.4 million, for a total risk-based capital ratio of 14.46% and Common Equity Tier 1 and Tier 1 capital of $293.5 million, for a Common Equity Tier 1 and Tier 1 ratio of 13.21%.  Designation as a well-capitalized institution under regulations does not constitute a recommendation or endorsement by bank regulators.

First Quarter Results:

Summary:  For the first quarter of 2016, net income was $1.9 million, compared to $4.6 million for the fourth quarter of 2015 and $4.5 million for the first quarter of 2015.  Pre-tax, pre-provision income for the first quarter of 2016 was $7.3 million, compared to $6.6 million for the fourth quarter of 2015 and $5.4 million for the first quarter of 2015.

The $2.7 million decrease in net income compared to the fourth quarter of 2015 was primarily due to a $4.4 million provision for loan losses versus a negative provision for loan losses of $0.6 million in the prior quarter.  The decrease in net income also includes a $0.8 million decrease in noninterest income, offset in part by a $0.3 million increase in net interest income, a $1.1 million decrease in noninterest expense, and a $1.6 million decrease in income taxes.

The $2.7 million decrease in our net income compared to the first quarter of 2015 was again primarily due to a $4.4 million provision for loan losses versus a negative provision of loan losses of $1.9 million in first quarter 2015.  The decrease in net income also includes a $2.9 million increase in noninterest expense, offset in part by a $4.2 million increase in net interest income, a $0.6 million increase in noninterest income, and a $1.7 million decrease in income taxes. The increase in noninterest expense, net interest income, and noninterest income are due in part to the First Commercial Bancshares, Inc. acquisition that occurred in the fourth quarter of 2015.

Net Interest Income:    Net interest income totaled $19.8 million for the first quarter of 2016, compared to $19.5 million for the fourth quarter of 2015 and $15.6 million for the first quarter of 2015.  Net interest margin was 3.54% for the first quarter of 2016, compared to 3.48% for the fourth quarter of 2015 and 3.25% for the first quarter of 2015. Included in interest income for both the first quarter of 2016 and the fourth quarter of 2015 was $0.3 million of accelerated discount accretion, respectively.  The net effect of these adjustments on the net interest margin was a

5 basis point increase, respectively for each quarter. Loans (including loans held for sale) for the first quarter of 2016 increased $2.5 million when compared to December  31, 2015, and $343.6 million when compared to March  31, 2015. Loans acquired in the fourth quarter of 2015 were $202.4 million.

Provision (Credit) for Loan Losses and Net Charge-offs:  The provision for loan losses is the amount that is required to maintain the allowance for loan losses at an appropriate level based upon the inherent risks in the loan portfolio after the effects of net charge-offs or net recoveries for the period.  The provision for loan losses was a provision of $4.4 million for the first quarter of 2016, compared to a  negative provision of $0.6 million for the fourth quarter of 2015, and a  negative provision of $1.9 million for the first quarter of 2015.  The first quarter 2016 provision was driven primarily by the impact of low energy prices combined with deterioration in a few general business credits.  During the first quarter of 2016,  net charge-offs totaled  $3.3 million, or 0.75% (annualized) of average portfolio loans, compared to net recoveries of $0.1 million, or (0.02%) (annualized) of average portfolio loans for the fourth quarter of 2015 and net recoveries of $0.7 million, or (0.20%) (annualized) of average portfolio loans for the first quarter of 2015.

Noninterest Income:  Noninterest income totaled $3.4  million for the first quarter of 2016, compared to $4.2 million for the fourth quarter of 2015 and $2.8 million for the first quarter of 2015.

The $0.8 million decrease  from the fourth  quarter of 2015 is the result of a  $0.1 million decrease in service charges and fees,  a $0.2 million decrease in the gain on sales of mortgage loans, which is due to a valuation adjustment on mortgage servicing rights, and a $0.5 million decrease in other noninterest income, primarily due to customer risk management interest rate swap income, offset in part by a  $0.1 million gain recognized on the sale of investment securities during the quarter.

The $0.6 million increase from the first quarter of 2015 is primarily the result of a  $0.1 million increase in service charges and fees, a $0.1 million increase in the gain on sales of mortgage loans, a $0.1 million increase in gain on sale of investment securities, and a $0.3 million increase in other noninterest income, primarily income on bank owned life insurance.

Noninterest Expense:    Noninterest expense totaled $16.0 million for the first quarter of 2016, compared to $17.1 million for the fourth quarter of 2015 and $13.1 million for the first quarter of 2015.

The $1.1 million decrease in noninterest expense from the fourth quarter of 2015 was primarily due to a  $0.9 million decrease in personnel expense and a $0.4 million decrease in data processing, offset in part by a $0.1 million increase in occupancy and a  $0.1 million increase in general and administrative expense, which includes a $0.4 million increase in the provision for unfunded loan commitments offset by $0.1 million decrease in legal fees, 0.1 million decrease in marketing expense, and a $0.1 million decrease in professional fees.

The $2.9 million increase in noninterest expense from the first quarter of 2015 consisted of a  $1.4 million increase in personnel expense, a $0.4 million increase in occupancy, a $0.1 million increase in FDIC and other insurance, and a $1.0 million increase in general and administrative expense, which includes a $0.4 million increase in the provision for unfunded loan commitments, a $0.2 million increase in business development expenses, a $0.1 million increase in intangible amortization expense.

Income Tax:  Income tax expense totaled $1.0  million for the first quarter of 2016, compared to  $2.6 million for the fourth quarter of 2015 and $2.7 million for the first quarter of 2015.  The income tax expense fluctuates in relation to pre-tax income levels.  The first quarter of 2016 effective tax rate was 35.19%,  compared to 35.96% for the fourth quarter of 2015 and 37.50% for the first quarter of 2015. The decline in the effective tax rate includes the impact of an increase in tax exempt income, as a percentage of pre-tax income.

Conference Call

Southwest will host a conference call to review these results on Wednesday, April  20, 2016 at 11:00 a.m. Eastern Time (10:00 a.m. Central Time).  Investors, news media, and others may pre-register for the call using the following link to receive a special dial-in number and PIN:  http://dpregister.com/10083475.  Telephone participants who are unable to pre-register may access the call by telephone at 866-218-2402 (toll-free) or 412-902-4190 (international).  Participants are encouraged to dial into the call approximately 10 minutes prior to the start time.  The call and corresponding presentation slides will be webcast live on Southwest’s website at www.oksb.com or http://services.choruscall.com/links/oksb160420.  An audio replay will be available one hour after the call at 877-

344-7529 (toll-free) or 412-317-0088 (international),  conference number 10083475.  Telephone replay access will be available until 9:00 a.m. Eastern Time on May 20, 2016.

Southwest Bancorp and Subsidiaries

Southwest is the holding company for Bank SNB, an Oklahoma state banking corporation (“Bank SNB”).  Bank SNB offers commercial and consumer lending, deposit and investment services, specialized cash management, and other financial services from offices in Oklahoma, Texas, Kansas, and Colorado.  Bank SNB was chartered in 1894 and Southwest was organized in 1981 as the holding company.  At March 31, 2016,  Southwest had total assets of approximately  $2.4 billion, deposits of $1.9 billion, and shareholders’ equity of $285.7 million.

Southwest’s area of expertise focuses on the special financial needs of healthcare and health professionals, businesses and their managers and owners, commercial lending, energy banking, and commercial real estate borrowers.  The strategic focus on healthcare lending was established in 1974.  Southwest and its banking subsidiary provide credit and other remittance services, such as deposits, cash management, and document imaging for physicians and other healthcare practitioners to start or develop their practices and finance the development and purchase of medical offices, clinics, surgical care centers, hospitals, and similar facilities.  As of March  31, 2016, approximately $427.2 million, or 24%,  of loans were loans to individuals and businesses in the healthcare industry.  Regular market reviews are conducted of (i) current and potential healthcare lending business, and (ii) the appropriate concentrations within healthcare based upon economic and regulatory conditions.

Southwest’s common stock is traded on the NASDAQ Global Select Market under the symbol OKSB.

Caution About Forward-Looking Statements

Southwest makes forward-looking statements in this news release that are subject to risks and uncertainties.  These statements are intended to be covered by the safe harbor provision for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include:

•	Statements of Southwest's goals, intentions, and expectations;
•	Estimates of risks and of future costs and benefits;
•	Expectations regarding Southwest’s future financial performance and the financial performance of its operating segments;
•	Expectations regarding regulatory actions;
•	Expectations regarding Southwest’s ability to utilize tax loss benefits;
•	Expectations regarding Southwest’s stock repurchase program;
•	Expectations regarding dividends;
•	Expectations regarding acquisitions and divestitures;
•	Assessments of loan quality, probable loan losses, and the amount and timing of loan payoffs;
•	Estimates of the value of assets held for sale or available for sale; and
•	Statements of Southwest’s ability to achieve financial and other goals.

These forward-looking statements are subject to significant uncertainties because they are based upon: the amount and timing of future changes in interest rates, market behavior, and other economic conditions; future laws, regulations, and accounting principles; changes in regulatory standards and examination policies, and a variety of other matters. These other matters include, among other things, the direct and indirect effects of economic conditions on interest rates, credit quality, loan demand, liquidity, and monetary and supervisory policies of banking regulators.  Because of these uncertainties, the actual future results may be materially different from the results indicated by these forward-looking statements. In addition, Southwest's past growth and performance do not necessarily indicate future results.  For other factors, risks, and uncertainties that could cause actual results to differ materially from estimates and projections contained in forward-looking statements, please read Southwest’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2015.  You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors”.

The cautionary statements in this release also identify important factors and possible events that involve risk and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements.  These forward-looking statements speak only as of the date on which the statements were made.  Southwest does not intend, and undertakes no obligation, to update or revise any forward-looking statements contained in this release, whether as a result of differences in actual results, changes in assumptions, or changes in other factors affecting such statements, except as required by law.

Southwest is required under generally accepted accounting principles to evaluate subsequent events and their impact, if any, on its financial statements as of March 31, 2016 through the date its financial statements are filed with the Securities and Exchange Commission.  The March 31,  2016 financial statements included in this release will be adjusted if necessary to properly reflect the impact of subsequent events on estimates used to prepare those statements.

The Southwest Bancorp, Inc. logo is available at

 http://www.globenewswire.com/newsroom/prs/?pkgid=8074

The Bank SNB logo is available at

 http://www.globenewswire.com/newsroom/prs/?pkgid=23106

Financial Tables

Unaudited Financial Highlights	Table 1
Unaudited Consolidated Statements of Financial Condition	Table 2
Unaudited Consolidated Statements of Operations	Table 3
Unaudited Average Balances, Yields, and Rates-Quarterly	Table 4
Unaudited Quarterly Summary Loan Data	Table 5
Unaudited Quarterly Summary Financial Data	Table 6
Unaudited Quarterly Supplemental Analytical Data	Table 7

SOUTHWEST BANCORP, INC. UNAUDITED FINANCIAL HIGHLIGHTS (Dollars in thousands, except per share)	Table 1

	First Quarter			Fourth Quarter
QUARTERLY HIGHLIGHTS	2016	2015	% Change	2015	% Change
Operations
Net interest income	$19,840	$15,610	27%	$19,520	2%
Provision (credit) for loan losses	4,375	(1,887)	(332)	(566)	(873)
Noninterest income	3,415	2,840	20	4,179	(18)
Noninterest expense	15,996	13,082	22	17,099	(6)
Income before taxes	2,884	7,255	(60)	7,166	(60)
Taxes on income	1,015	2,720	(63)	2,577	(61)
Net income	1,869	4,535	(59)	4,589	(59)
Diluted earnings per share	0.10	0.24	(60)	0.23	(58)
Balance Sheet
Total assets	2,360,819	2,003,079	18	2,357,022	0
Loans held for sale	1,803	9,106	(80)	7,453	(76)
Portfolio loans	1,780,081	1,429,139	25	1,771,976	0
Total deposits	1,895,248	1,616,454	17	1,884,105	1
Total shareholders' equity	285,661	271,444	5	296,098	(4)
Book value per common share	14.81	14.26	4	14.80	0
Key Ratios
Net interest margin	3.54%	3.25%		3.48%
Efficiency ratio	68.41	70.47		71.49
Total capital to risk-weighted assets	15.39	19.36		16.79
Nonperforming loans to portfolio loans	1.25	0.64		1.15
Shareholders' equity to total assets	12.10	13.55		12.56
Tangible common equity to tangible assets*	11.49	13.50		11.95
Return on average assets (annualized)	0.32	0.92		0.78
Return on average common equity (annualized)	2.56	6.78		6.14
Return on average tangible common equity (annualized)**	2.71	6.81		6.46

Balance sheet amounts and ratios are as of period end unless otherwise noted.
* This is a Non-GAAP financial measure.  Please see Table 7 for a reconciliation to the most directly comparable GAAP based measure.
** This is a Non-GAAP financial measure.
Please see accompanying tables for additional financial information.

SOUTHWEST BANCORP, INC. UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Dollars in thousands)	Table 2

	March 31,	December 31,	March 31,
	2016	2015	2015
Assets
Cash and due from banks	$27,102	$24,971	$20,510
Interest-bearing deposits	40,251	53,158	133,886
Cash and cash equivalents	67,353	78,129	154,396
Securities held to maturity (fair values of $12,248, $12,282, and $11,921 respectively)	11,757	11,797	11,393
Securities available for sale (amortized cost of $409,093, $401,136 and $363,352, respectively)	411,273	400,331	366,152
Loans held for sale	1,803	7,453	9,106
Loans receivable	1,780,081	1,771,975	1,429,139
Less: Allowance for loan losses	(27,168)	(26,106)	(27,250)
Net loans receivable	1,752,913	1,745,869	1,401,889
Accrued interest receivable	5,838	5,767	4,974
Non-hedge derivative asset	4,307	1,793	1,273
Premises and equipment, net	23,533	23,819	18,437
Other real estate	2,274	2,274	2,255
Goodwill	13,467	13,467	1,214
Other intangible assets, net	6,145	6,615	3,866
Other assets	60,156	59,708	28,124
Total assets	$2,360,819	$2,357,022	$2,003,079

Liabilities
Deposits:
Noninterest-bearing demand	$552,499	$596,494	$506,952
Interest-bearing demand	168,210	151,015	140,659
Money market accounts	540,323	534,357	488,569
Savings accounts	56,235	56,333	34,413
Time deposits of $100,000 or more	348,783	311,538	227,426
Other time deposits	229,198	234,368	218,435
Total deposits	1,895,248	1,884,105	1,616,454
Accrued interest payable	894	867	770
Non-hedge derivative liability	4,307	1,793	1,273
Other liabilities	10,553	11,684	8,167
Other borrowings	117,763	110,927	58,578
Subordinated debentures	46,393	51,548	46,393
Total liabilities	2,075,158	2,060,924	1,731,635

Shareholders' equity
Common stock - $1 par value; 40,000,000 shares authorized;
21,225,034, 21,138,028 and 19,900,350 shares issued, respectively	21,225	21,138	19,900
Additional paid-in capital	122,070	121,966	101,395
Retained earnings	173,496	173,210	163,818
Accumulated other comprehensive income (loss)	546	(1,290)	673
Treasury stock, at cost, 1,939,989, 1,131,226 and 867,310 shares, respectively	(31,676)	(18,926)	(14,342)
Total shareholders' equity	285,661	296,098	271,444
Total liabilities and shareholders' equity	$2,360,819	$2,357,022	$2,003,079

SOUTHWEST BANCORP, INC. UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands)	Table 3

	For the three months ended
	March 31,	December 31,	March 31,
	2016	2015	2015
Interest income
Loans	$20,030	$19,725	$15,570
Investment securities	1,965	1,813	1,553
Other interest-earning assets	53	46	101
Total interest income	22,048	21,584	17,224

Interest expense
Interest-bearing deposits	1,307	1,196	835
Other borrowings	309	261	227
Subordinated debentures	592	607	552
Total interest expense	2,208	2,064	1,614

Net interest income	19,840	19,520	15,610

Provision (credit) for loan losses	4,375	(566)	(1,887)

Net interest income after provision for loan losses	15,465	20,086	17,497

Noninterest income
Service charges and fees	2,549	2,676	2,428
Gain on sales of mortgage loans	401	645	348
Gain on sale/call of investment securities, net	126	-	5
Other noninterest income	339	858	59
Total noninterest income	3,415	4,179	2,840

Noninterest expense
Salaries and employee benefits	9,342	10,273	7,914
Occupancy	2,671	2,586	2,284
Data processing	470	847	446
FDIC and other insurance	368	384	312
Other real estate, net	13	8	21
General and administrative	3,132	3,001	2,105
Total noninterest expense	15,996	17,099	13,082
Income before taxes	2,884	7,166	7,255
Taxes on income	1,015	2,577	2,720
Net income	$1,869	$4,589	$4,535

Basic earnings per common share	$0.10	$0.23	$0.24
Diluted earnings per common share	0.10	0.23	0.24
Common dividends declared per share	0.08	0.06	0.06

SOUTHWEST BANCORP, INC. UNAUDITED AVERAGE BALANCES, YIELDS, AND RATES – QUARTERLY (Dollars in thousands)	Table 4

	For the three months ended
	March 31, 2016		December 31, 2015		March 31, 2015
	Average	Average	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans	$1,788,992	4.50%	$1,744,374	4.49%	$1,419,137	4.45%
Investment securities	412,307	1.92	413,701	1.74	367,877	1.71
Other interest-earning assets	51,031	0.42	64,562	0.28	158,940	0.26
Total interest-earning assets	2,252,330	3.94	2,222,637	3.85	1,945,954	3.59
Other assets	107,874		101,003		49,460
Total assets	$2,360,204		$2,323,640		$1,995,414

Liabilities and Shareholders' Equity
Interest-bearing demand deposits	$160,638	0.16%	$137,154	0.15%	$138,895	0.10%
Money market accounts	542,800	0.24	541,976	0.18	484,639	0.15
Savings accounts	55,834	0.14	53,603	0.13	33,350	0.10
Time deposits	564,213	0.65	548,145	0.63	434,409	0.57
Total interest-bearing deposits	1,323,485	0.40	1,280,878	0.37	1,091,293	0.31
Other borrowings	117,171	1.06	80,343	1.29	72,307	1.27
Subordinated debentures	48,546	4.88	51,044	4.76	46,393	4.76
Total interest-bearing liabilities	1,489,202	0.60	1,412,265	0.58	1,209,993	0.54

Noninterest-bearing demand deposits	563,022		594,537		503,275
Other liabilities	14,769		20,149		10,918
Shareholders' equity	293,211		296,689		271,228
Total liabilities and shareholders' equity	$2,360,204		$2,323,640		$1,995,414

Net interest income and spread		3.34%		3.27%		3.05%
Net interest margin (1)		3.54%		3.48%		3.25%
Average interest-earning assets
to average interest-bearing liabilities	151.24%		157.38%		160.82%

(1) Net interest margin = annualized net interest income / average interest-earning assets

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUMMARY LOAN DATA (Dollars in thousands)	Table 5

	2016	2015
	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
LOAN COMPOSITION
Real estate mortgage:
Commercial	$878,822	$938,462	$869,250	$759,406	$759,676
One-to-four family residential	158,078	161,958	95,906	85,338	86,343
Real estate construction:
Commercial	156,454	129,070	126,407	186,140	192,052
One-to-four family residential	24,202	21,337	12,866	13,107	12,586
Commercial	543,822	507,173	423,480	384,788	366,282
Installment and consumer:
Other	20,506	21,429	20,185	20,651	21,306
Total loans, including held for sale	1,781,884	1,779,429	1,548,094	1,449,430	1,438,245
Less allowance for loan losses	(27,168)	(26,106)	(26,593)	(26,219)	(27,250)
Total loans, net	$1,754,716	$1,753,323	$1,521,501	$1,423,211	$1,410,995
LOANS BY SEGMENT
Oklahoma banking****	$1,060,482	$1,048,473	$832,282	$810,367	$814,949
Texas banking	560,421	580,476	563,010	493,047	478,005
Kansas banking	160,981	150,480	152,802	146,016	145,291
Total loans	$1,781,884	$1,779,429	$1,548,094	$1,449,430	$1,438,245
NONPERFORMING LOANS BY TYPE
Construction & development	$1,444	$1,010	$391	$416	$392
Commercial real estate	3,830	3,992	1,795	2,141	2,247
Commercial	13,461	13,491	11,727	5,114	5,447
One-to-four family residential	3,448	1,777	1,016	1,216	1,065
Consumer	84	88	148	-	-
Total nonperforming loans	$22,267	$20,358	$15,077	$8,887	$9,151
NONPERFORMING LOANS BY SEGMENT
Oklahoma banking****	$7,978	$6,948	$2,846	$1,670	$2,244
Texas banking	13,521	12,450	11,025	5,353	5,264
Kansas banking	768	960	1,206	1,864	1,643
Total nonperforming loans	$22,267	$20,358	$15,077	$8,887	$9,151
OTHER REAL ESTATE BY TYPE
Construction & development	$2,060	$2,060	$2,025	$2,035	$2,035
Commercial real estate	214	214	249	358	220
Total other real estate	$2,274	$2,274	$2,274	$2,393	$2,255
OTHER REAL ESTATE BY SEGMENT
Oklahoma banking****	$274	$274	$200	$200	$-
Texas banking	2,000	2,000	2,025	2,000	2,000
Kansas banking	-	-	49	193	255
Total other real estate	$2,274	$2,274	$2,274	$2,393	$2,255

****Due to immateriality, Colorado banking is included within Oklahoma banking.
Continued

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUMMARY LOAN DATA (Dollars in thousands)	Table 5 Continued

	2016	2015
	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
POTENTIAL PROBLEM LOANS BY TYPE
Construction & development	$-	$-	$-	$-	$201
Commercial real estate	36,216	26,981	22,362	20,375	24,672
Commercial	29,931	9,879	7,366	14,519	14,016
One-to-four family residential	2,275	2,285	79	80	81
Consumer	38	10	-	-	-
Total potential problem loans	$68,460	$39,155	$29,807	$34,974	$38,970
POTENTIAL PROBLEM LOANS BY SEGMENT
Oklahoma banking****	$46,102	$32,970	$23,597	$23,231	$26,713
Texas banking	18,801	4,165	4,086	9,180	9,541
Kansas banking	3,557	2,020	2,124	2,563	2,716
Total potential problem loans	$68,460	$39,155	$29,807	$34,974	$38,970
ALLOWANCE ACTIVITY
Balance, beginning of period	$26,106	$26,593	$26,219	$27,250	$28,452
Charge offs	3,725	569	226	325	230
Recoveries	412	648	577	430	915
Net charge offs (recoveries)	3,313	(79)	(351)	(105)	(685)
Provision (credit) for loan losses	4,375	(566)	23	(1,136)	(1,887)
Balance, end of period	$27,168	$26,106	$26,593	$26,219	$27,250
NET CHARGE OFFS BY TYPE
Construction & development	$-	$-	$(16)	$(15)	$5
Commercial real estate	(187)	219	24	82	(118)
Commercial	3,408	(286)	(325)	(52)	(188)
One-to-four family residential	41	(48)	(68)	(91)	(331)
Consumer	51	36	34	(29)	(53)
Total net charge offs (recoveries) by type	$3,313	$(79)	$(351)	$(105)	$(685)
NET CHARGE OFFS BY SEGMENT
Oklahoma banking****	$458	$288	$(86)	$25	$(309)
Texas banking	952	(415)	(103)	(72)	(114)
Kansas banking	1,903	48	(162)	(58)	(262)
Total net charge offs (recoveries) by segment	$3,313	$(79)	$(351)	$(105)	$(685)

****Due to immateriality, Colorado banking is included within Oklahoma banking.

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUMMARY FINANCIAL DATA (Dollars in thousands, except per share)	Table 6

	2016	2015
	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
PER SHARE DATA
Basic earnings per common share	$0.10	$0.23	$0.22	$0.22	$0.24
Diluted earnings per common share	0.10	0.23	0.22	0.22	0.24
Common dividends declared per share	0.08	0.06	0.06	0.06	0.06
Book value per common share	14.81	14.80	14.57	14.38	14.26
Tangible book value per share*	13.97	13.98	14.49	14.29	14.17
COMMON STOCK
Shares issued	21,225,034	21,138,028	19,901,336	19,900,855	19,900,350
Less treasury shares	1,939,989	1,131,226	868,617	867,310	867,310
Outstanding shares	19,285,045	20,006,802	19,032,719	19,033,545	19,033,040
OTHER FINANCIAL DATA
Investment securities	$423,030	$412,128	$388,543	$373,260	$377,545
Loans held for sale	1,803	7,453	7,024	6,687	9,106
Portfolio loans	1,780,081	1,771,975	1,541,070	1,442,743	1,429,139
Total loans	1,781,884	1,779,428	1,548,094	1,449,430	1,438,245
Total assets	2,360,819	2,357,022	2,059,899	2,031,581	2,003,079
Total deposits	1,895,248	1,884,105	1,626,250	1,624,446	1,616,454
Other borrowings	117,763	110,927	96,801	75,839	58,578
Subordinated debentures	46,393	51,548	46,393	46,393	46,393
Total shareholders' equity	285,661	296,098	277,344	273,681	271,444
Mortgage servicing portfolio	434,340	432,318	422,845	415,961	407,903
INTANGIBLE ASSET DATA
Goodwill	$13,467	$13,467	$1,214	$1,214	$1,214
Core deposit intangible	2,734	2,894	342	405	467
Mortgage servicing rights	3,411	3,721	3,631	3,518	3,399
Total intangible assets	$19,612	$20,082	$5,187	$5,137	$5,080
Intangible amortization expense	$341	$330	$243	$243	$168
DEPOSIT COMPOSITION
Non-interest bearing demand	$552,499	$596,494	$526,159	$515,156	$506,952
Interest-bearing demand	168,210	151,015	114,877	131,547	140,659
Money market accounts	540,323	534,357	502,028	496,178	488,569
Savings accounts	56,235	56,333	36,163	35,647	34,413
Time deposits of $100,000 or more	348,783	311,538	238,318	233,105	227,426
Other time deposits	229,198	234,368	208,705	212,813	218,435
Total deposits**	$1,895,248	$1,884,105	$1,626,250	$1,624,446	$1,616,454
OFFICES AND EMPLOYEES
FTE Employees	411	412	358	361	360
Branches	32	32	23	23	22
Assets per employee	$5,744	$5,721	$5,754	$5,628	$5,564
____________________
*This is a Non-GAAP based financial measure.
**Calculation of Non-brokered Deposits and Core Funding (Non-GAAP Financial Measures)
Total deposits	$1,895,248	$1,884,105	$1,626,250	$1,624,446	$1,616,454
Less:
Brokered time deposits	55,901	39,797	10,086	7,683	7,694
Other brokered deposits	140,372	135,880	133,025	103,025	83,025
Non-brokered deposits	$1,698,975	$1,708,428	$1,483,139	$1,513,738	$1,525,735
Plus:
Sweep repurchase agreements	42,763	37,273	50,801	50,839	33,578
Core funding	$1,741,738	$1,745,701	$1,533,940	$1,564,577	$1,559,313

Balance sheet amounts are as of period end unless otherwise noted.

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUPPLEMENTAL ANALYTICAL DATA (Dollars in thousands)	Table 7

	2016	2015
	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
PERFORMANCE RATIOS
Return on average assets (annualized)	0.32%	0.78%	0.81%	0.85%	0.92%
Return on average common equity (annualized)	2.56	6.14	5.94	6.11	6.78
Return on average tangible common equity
(annualized)*	2.71	6.46	5.97	6.14	6.82
Net interest margin (annualized)	3.54	3.48	3.34	3.31	3.25
Total dividends declared to net income	84.66	26.22	27.53	27.45	25.19
Effective tax rate	35.19	35.96	35.84	34.51	37.49
Efficiency ratio	68.41	71.49	68.25	72.43	70.47
NONPERFORMING ASSETS
Nonaccrual loans	$22,161	$19,858	$15,076	$8,887	$9,151
90 days past due and accruing	106	500	1	-	-
Total nonperforming loans	22,267	20,358	15,077	8,887	9,151
Other real estate	2,274	2,274	2,274	2,393	2,255
Total nonperforming assets	$24,541	$22,632	$17,351	$11,280	$11,406
Potential problem loans	$68,460	$39,155	$29,807	$34,974	$38,970
ASSET QUALITY RATIOS
Nonperforming assets to portfolio loans and
other real estate	1.38%	1.28%	1.12%	0.78%	0.80%
Nonperforming loans to portfolio loans	1.25	1.15	0.98	0.62	0.64
Allowance for loan losses to portfolio loans	1.53	1.47	1.73	1.82	1.91
Allowance for loan losses to
nonperforming loans	122.01	128.23	176.38	295.03	297.78
Net loan charge-offs to average portfolio
loans (annualized)	0.75	(0.02)	(0.09)	(0.03)	(0.20)
CAPITAL RATIOS
Average total shareholders' equity to
average assets	12.42%	12.77%	13.59%	13.87%	13.59%
Leverage ratio	13.45	14.41	15.84	16.12	15.75
Common equity tier 1 capital	12.13	13.21	14.57	15.30	15.51
Tier 1 capital to risk-weighted assets	14.14	15.53	16.95	17.84	18.10
Total capital to risk-weighted assets	15.39	16.79	18.21	19.09	19.36
Tangible common equity to tangible assets***	11.49	11.95	13.40	13.40	13.48
REGULATORY CAPITAL DATA
Common equity tier 1 capital	$270,564	$282,737	$275,350	$272,048	$269,007
Tier I capital	315,326	332,468	320,350	317,048	314,007
Total capital	343,287	359,300	344,095	339,412	335,734
Total risk adjusted assets	2,230,326	2,140,344	1,889,892	1,777,618	1,734,401
Average total assets	2,344,259	2,307,421	2,022,972	1,966,577	1,993,446
____________________
*This is a Non-GAAP based financial measure.
***Calculation of Tangible Common Equity to Tangible Assets (Non-GAAP Financial Measure)
Total shareholders' equity	$285,661	$296,098	$277,344	$273,681	$271,444
Less goodwill and core deposit intangible	16,201	16,361	1,556	1,619	1,681
Tangible common equity	$269,460	$279,737	$275,788	$272,062	$269,763
Total assets	$2,360,819	$2,357,022	$2,059,899	$2,031,581	$2,003,079
Less goodwill and core deposit intangible	16,201	16,361	1,556	1,619	1,681
Tangible assets	$2,344,618	$2,340,661	$2,058,343	$2,029,962	$2,001,398
Total shareholders' equity to total assets	12.10%	12.56%	13.46%	13.47%	13.55%
Tangible common equity to tangible assets	11.49%	11.95%	13.40%	13.40%	13.48%

Balance sheet amounts and ratios are as of period end unless otherwise noted.